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                                                                Exhibit 23.03



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-20895, 33-38021, 33-38022, 33-52535,
33-52537, 33-52539, 33-42357, 33-64337, 33-63283-01, 333-01927-01, 333-11803-01,
and 333-21631-01) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Numbers 33-57223 and 333-24483) of Cardinal Health, Inc. of our report dated January 30, 1997 related to the financial statements of Owen Healthcare, Inc. which appears in the Current Report on Form 8-K of Cardinal Health, Inc. dated June 10, 1997.


PRICE WATERHOUSE LLP

Houston, Texas
June 5, 1997